Exhibit 10.2

SYNAPTOGENIX, INC.

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT to the Securities Purchase Agreement (this “Amendment”) is made and entered into as of May 11, 2023, by and among Synaptogenix, Inc., a Delaware corporation (the “Company”), and certain investors party to that certain Securities Purchase Agreement, dated as of November 17, 2022 (each a “Buyer,” and collectively, the “Buyers”), by and among the Company and the Buyers named therein (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, pursuant to the Purchase Agreement, the Company has issued to the Purchasers shares of the Company’s Series B Convertible Preferred Stock, $0.0001 par value per share (“Series B Preferred Stock”) and warrants to purchase shares of common stock of the Company (“Warrants”);

WHEREAS, Section 9(e) of the Securities Purchase Agreement states that no provision of the Purchase Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders;

WHEREAS, the undersigned Buyers constitute the Required Holders; and

WHEREAS, the Company and the undersigned Buyers desire to amend the Securities Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby amend the Securities Purchase Agreement as follows:

1.Amendments. The first sentence of Section 4(o) of the Purchase Agreement is hereby amended and restated to read as follows:

“At any time after the Closing Date and until the one year anniversary following the later of (x) Preferred Shares are no longer outstanding and (y) the Maturity Date (as defined in the Certificate of Designations), neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o).”

2.Effect of this Amendment. Except as amended or otherwise modified herein, the Purchase Agreement shall remain in full force and effect, and all future references to the Purchase Agreement shall mean the Purchase Agreement as amended herein.

3.Counterparts; Facsimile Signatures. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile or electronic transmission (including DocuSign and similar) or by an e-mail which contains a portable document format

(.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANY:

SYNAPTOGENIX, INC.

By:
Name:
Title:

[Purchaser Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

Buyers:

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Name:
Title:
Address: